United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event: October 30, 2018

Spine Injury Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas 77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 30, 2018, we held an Annual Meeting of Stockholders of Spine Injury Solutions, Inc. at our corporate offices at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1)	To elect five directors, including William F. Donovan, M.D., John Bergeron, Jerry Bratton, Peter Dalrymple and Jeffrey A. Cronk, D.C.;

(2)	To ratify the selection of Ham, Langston & Brezina, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(3)	To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above-named director nominees were elected and the appointment of Ham, Langston & Brezina was ratified. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, September 7, 2018:	20,240,882

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	17,793,613

Item 1:     Election of Directors

	FOR	WITHHELD
William F. Donovan, M.D.	6,658,024	963,305
John Bergeron	6,658,024	963,305
Jerry Bratton	6,663,024	958,305
Peter Dalrymple	6,658,024	963,305
Jeffrey A. Cronk, D.C.	6,608,024	1,013,305

Additionally, there was a total of 10,172,284 broker non-votes for the election of directors.

Item 2:     Ratification of appointment of Ham, Langston & Brezina, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018

Votes for:	14,575,709
Votes against:	3,198,751
Votes abstained:	19,153

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: November 5, 2018	Chief Executive Officer